SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                        --------------------------------------

                                       FORM 8-K

                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

                        --------------------------------------

            Date of Report (Date of earliest event reported) May 18, 1995

                                 CONCORD CAMERA CORP.

              (Exact name of the registrant as specified in its charter)



             New Jersey                                       13-31152196
          (State or other jurisdiction                  (I.R.S. Employer
          of incorporation or organization)             Identification No.)


                                        0-17038
                               (Commission File Number)



          35 Mileed Way, Avenel, New Jersey                         07001
          (Address of principal executive offices)                (Zip Code)



          Registrant's telephone number, including area code (908) 499-8280













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          Item 5.   Changes in Registrant's Certifying Accounts

               On the recommendation of its Audit Committee and by action of its Board of Directors, Registrant, on May 18, 1995, terminated the engagement of the firm of Deloitte & Touche LLP ("Deloitte & Touche") as independent public accountants for Registrant and retained Ernst & Young LLP ("Ernst & Young") independent public accountants, effective immediately. During the two most recent fiscal years and for the period through May 18, 1995, the Registrant has not consulted with Ernst & Young on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Regulation S-K
          Item 304 (a)(2).

               Deloitte & Touche's report on the Registrant's financial statements for the fiscal years ended June 30, 1994 and 1993 contained no adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

               In connection with its audits for the fiscal years ended June 30, 1994 and 1993 and in the subsequent interim period preceding the termination of Deloitte & Touche's engagement and the engagement of Ernst & Young, there have been no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte & Touche would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

               No "Reportable event", as defined in Regulation S-K, Item 304 (a)(1)(v) has occurred within the last two fiscal years and in the subsequent interim period preceding the termination of Deloitte & Touche.

               Registrant has requested that Deloitte & Touche furnish Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements. A copy of Deloitte & Touche's letter to the Securities and Exchange Commission is filed as an exhibit to this Form 8-K.

          Item 7.   Exhibits

                    1.  Letter of Deloitte & Touche.







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               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


          Date:  May 22, 1995      CONCORD CAMERA CORP.
                                   (Registrant)

                                   By:/s/ Harlan I. Press

                                   Name: Harlan I. Press

                                   Title: Chief Accounting Officer








































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